Exhibit 4.5

                             STOCK PLEDGE AGREEMENT


        This PLEDGE AGREEMENT, dated as of March 11, 2003, between Integrated Security Systems, Inc., a Delaware corporation ("Pledgor" or "Borrower"), HSBC Global Custody Nominee (U.K.) Limited, Designation No. 896414, for the benefit of BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales ("BFS US") (hereinafter referred to as "Secured Party" or "Lender"), and Renaissance Capital Group, Inc., a Texas corporation, as Agent for the Lender (the "Agent").

                                    RECITALS

        A.      Lender has lent to Borrower the  aggregate  principal  amount of
        Two  Hundred  Fifty  Thousand  Dollars   ($250,000)   evidenced  by  the
        Borrower's promissory note of even date herewith (the "Note").

        B. Pledgor is the owner of the shares of capital stock issued by each subsidiary ("Subsidiary") named on Schedule A, and Pledgor has agreed to pledge and assign to Secured Party a security interest in such shares, together with any additional shares of capital stock of a Subsidiary or of any subsidiary of Pledgor subsequently issued or acquired by Pledgor (collectively, the "Shares"), to secure payment of the Note of Pledgor and all other indebtedness of Pledgor to Secured Party (collectively, the "Obligations").

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, the parties agree as follows:

        1. Pledge of Shares. Pledgor hereby pledges and assigns to the Secured Party the Shares for the purpose of securing the full and prompt payment, when due, by Pledgor of the Obligations.

        2. Perfection of Pledge. Upon execution of this Pledge, Pledgor shall execute and deliver to Secured Party a financing statement relating to the Shares.

        3. Voting of Shares and Receipt of Dividends. Pledgor shall have the right to vote the Shares and to receive dividends and distributions on the shares, except upon the occurrence of a default in the full and prompt payment of the Obligations, when due (a "Default"), in which event Secured Party shall have such rights.




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        4.      Representations   and  Warranties.   Pledgor  hereby   warrants,
represents, and covenants as follows:

                a. Pledgor owns the Shares, free from any pledges, security interests, adverse claims, or liens, except for pledge and security interest granted to Renaissance Capital Growth & Income Fund III, Inc., and Renaissance US Growth Investment Trust PLC;

                b. Pledgor will notify Secured Party of, and will defend the Shares against, all claims and demands of all persons at any time claiming the Shares or any interest therein;

                c. Pledgor will pay all taxes and assessments upon the Shares prior to the date of delinquency for payment of such taxes and assessments;

                d. Pledgor has the full power, authority and capacity to grant the security interest hereunder; and

                e. The Subsidiaries are the only operating subsidiaries of the Pledgor, and the number of shares set forth on Schedule A constitute all of the outstanding capital stock of the Subsidiaries.

        5. Return of Security. When the Obligations have been paid in full, Agent shall promptly deliver the certificates representing the Shares then held by it and all related stock powers to Pledgor.

        6. Occurrence of a Default. If a Default occurs, Agent or Secured Party shall have the right to exercise any rights and remedies provided under the Uniform Commercial Code of Texas or any other applicable law with respect to the Shares.

        7. Duration of Pledge. This Pledge shall be terminated upon the earlier of: (i) foreclosure by Secured Party of the security interest granted hereunder upon the occurrence of a Default, or (ii) return of the Shares to Pledgor upon payment of the Obligations.

        8.      Miscellaneous.

                a. Governing Law. This Pledge shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to the conflicts of laws provisions thereof, and the applicable laws of the United States. Venue and jurisdiction shall be in the state or federal courts in Dallas County, Texas.

                b. Binding Effect. All of the terms, covenants, representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be enforceable by the parties and their respective successors and assignees.

                c. Waiver. This Pledge may not be amended, modified, superseded or canceled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained herein, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.



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                d.     Attorneys'  Fees.  If  any  party  brings  an  action  in
        connection with the performance, breach or interpretation of this Pledge, or in any action related to the transaction contemplated hereby, the prevailing party in such action shall be entitled to recover from the losing party in such action all reasonable costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting and other costs reasonably incurred or related to such litigation.

                e. Severability. If any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

                f. Further Documents. Each party covenants and agrees that, from time to time, after the date hereof, at the reasonable request of any other party, and without further consideration, such party will execute and deliver such other documents and take such other action reasonably required to carry out, in all respects, the transactions contemplated and intended by this Pledge.

                g. Notices. Any notices or other communications required or permitted to be given by this Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered, mailed by prepaid certified or registered mail or sent by overnight service, such as FedEx, or (ii) made by telex or facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, with confirmation thereupon given in writing and personally delivered or mailed by prepaid certified or registered mail.

                If to Pledgor:

                Integrated Security Systems, Inc.
                8200 Springwood Drive, Suite 230
                Irving, Texas  75063
                Telephone:  (972) 444-8280
                Facsimile:  (972) 869-3843

                with a copy to:

                David H. Oden, Esq.
                Haynes and Boone, LLP
                1600 N. Collins, Suite 2000
                Richardson, TX 75080
                Telephone:  (972) 680-7550
                Facsimile:  (972) 680-7551



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                If to Secured Party:

                BFS US Special Opportunities Trust PLC
                c/o Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas 75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:        (214) 891-8294
                Facsimile:        (214) 891-8291

                with a copy to:

                Norman R. Miller, Esq.
                Kirkpatrick & Lockhart LLP
                2828 North Harwood Street, Suite 1800
                Dallas, Texas 75201
                Telephone:        (214) 939-4906
                Facsimile:        (214) 939-4949

                If to Agent:

                Renaissance Capital Group, Inc.
                8080 North Central Expressway, Suite 210-LB59
                Dallas, Texas 75206
                Attn.:   Russell Cleveland
                         President and Chief Executive Officer
                Telephone:        (214) 891-8294
                Facsimile:        (214) 891-8291

                with a copy to:

                Norman R. Miller, Esq.
                Kirkpatrick & Lockhart LLP
                2828 North Harwood Street, Suite 1800
                Dallas, Texas 75201
                Telephone:        (214) 939-4906
                Facsimile:        (214) 939-4949



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        Any notice  delivered  personally in the manner  provided herein will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided herein will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail, or, if earlier, the time of actual receipt.

                h. Parties in Interest. Nothing in this Pledge, whether express or implied, is intended to confer any rights or remedies under or by reason of this Pledge on any persons other than the parties and the respective successors and assigns, nor is anything in this Pledge intended to relieve or discharge the obligation or liability of any third persons to any party to this Pledge, nor shall any provisions give any third persons any right of subrogation or action over or against any party to this Pledge.



            [The remainder of this page is intentionally left blank;
                            signature page follows.]








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        IN WITNESS  WHEREOF,  this Pledge  Agreement  is executed as of the date first above written.

                                      PLEDGOR:


                                      INTEGRATED SECURITY SYSTEMS, INC.



                               By:    /S/ C. A. RUNDELL, JR.
                                      ---------------------------
                                      C. A. Rundell, Chairman and
                                      Chief Executive Officer


                                      SECURED PARTY:

                                      BFS US SPECIAL OPPORTUNITIES TRUST PLC



                               By:    /S/ RUSSELL CLEVELAND
                                      ---------------------------
                                      Russell Cleveland, Director


                                      AGENT:

                                      RENAISSANCE CAPITAL GROUP, INC.





                               By:    /S/ RUSSELL CLEVELAND
                                      --------------------------------
                                      Russell Cleveland, President and
                                      Chief Executive Officer


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                                   SCHEDULE A


                Subsidiaries                        No. of Shares
           ----------------------                   -------------
           B&B Electormatic, Inc.                       1,000
             Intelli-Site, Inc.                         1,000










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